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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 6, 2007, to this Registration Statement on Form SB-2 and related prospectus of ERF Wireless, Inc. for the registration of shares of its common stock.


/s/ LBB &Associates, Ltd., LLP
Houston, Texas
July  30, 2007